UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☒         Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STEPSTONE GROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

StepStone Group Inc.

Annual Meeting of Stockholders

Tuesday, September 9, 2025 1:00 PM, Eastern Time

Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/STEP for more details.

You must register to attend the Annual Meeting online and/or participate at www.proxydocs.com/STEP

For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting go to www.proxydocs.com/STEP

To vote your proxy while visiting this site, you will need the 12 digit control number in the box below.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet.

If you want to receive a paper or e-mail copy of the proxy material for this and/or future stockholder meetings, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before August 29, 2025.

SEE REVERSE FOR FULL AGENDA

Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

StepStone Group Inc. Annual Meeting of Stockholders

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR EACH OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5

PROPOSAL

1.	To elect the nine director nominees named in the proxy statement, each to serve for a one-year term and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification.

1.01 Monte M. Brem

1.02 Valerie G. Brown

1.03 Jose A. Fernandez

1.04 Thomas Keck

1.05 Michael I. McCabe

1.06 Steven R. Mitchell

1.07 Scott W. Hart

1.08 David F. Hoffmeister

1.09 Anne L. Raymond

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026.

3.	To approve, on a non-binding and advisory basis, the compensation of our named executive officers (“Say-on-Pay”).

4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers as permitted by Delaware law.

5.	To approve amendments to the Company’s Amended an Restated Certificate of Incorporation to remove obsolete provisions and make certain other clarifying, technical and conforming changes.

Note: Includes authority for proxy holder to transact any other business that may be properly presented at the Annual Meeting or any adjournment or postponement thereof.